Exhibit 99.1

Crexendo, Inc. Announces Intention to Voluntarily Delist Shares From NYSE MKT

PHOENIX, AZ /Accesswire / December 23, 2014) - Crexendo, Inc. (NYSE MKT: EXE), a hosted services company that provides hosted telecommunications services, hosted website services, website development software and broadband internet services for businesses and entrepreneurs, announced today that it has notified the New York Stock Exchange MKT Exchange (the “NYSE “) of its decision to voluntarily delist its common stock from the NYSE. The Company intends to file a Form 25 with the Securities and Exchange Commission (the "SEC") to voluntarily delist its common stock on or about January 2, 2015.  Delisting from the NYSE is expected to become effective 10 days after the filing date of the Form 25.  After delisting from the NYSE MKT, the Company expects its common shares will be traded on the OTCQX U.S quotation system (“OTC”).  A new trading symbol will be allocated on the first day of trading on the OTC.

The Company previously announced that it had received a notice of noncompliance from the NYSE due to its not maintaining sufficient stockholder equity. In order to maintain its listing, the Company was required to submit a plan of compliance by December 23, 2014 advising of actions it would take to regain compliance with Section 1003(a) (ii) of the Company Guide by May 23, 2016.

The Company reviewed plans which would allow it to regain NYSE compliance.  After consideration of actions required, the Company determined that it was in the best interest of stockholders to voluntarily delist and move to the OTC.  The Company’s board of directors determined that it would be unreasonable to raise the amount of capital necessary to meet the required stockholder equity in 2015 due to the Company’s cumulative loss as of September 30, 2014.  At the current stock price of the Company’s common stock, the dilutive effect of raising sufficient capital was neither in the best interest of stockholders or the Company.

After careful consideration, the Company’s board of directors decided to delist from the NYSE and move to the OTC.  The Company believes that not being required to raise additional capital for the sole purpose of maintaining NYSE compliance and the cost savings that will occur will benefit the stockholders and the company.  The Company believes this will outweigh the advantages of continuing as a NYSE listed company.  The Company believes it will be able to reduce its costs while still maintaining an environment with appropriate financial controls.  Stockholders will be able to trade the Company’s securities on the OTC Exchange.  The Company believes that these changes will allow the company to better focus on its business and reaching its goal of profitability.

About Crexendo

Crexendo is a hosted services company that provides hosted telecommunications services, hosted website services, website development software and broadband internet services for businesses and entrepreneurs. Our services are designed to make enterprise-class hosting services available to small, medium-sized and enterprise-sized businesses at affordable monthly rates.

Safe Harbor Statement

This press release contains forward-looking statements. The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for such forward-looking statements.  The words "believe", "expect", "anticipate", "estimate", "will" and other similar statements of expectation identify forward-looking statements.  Specific forward-looking statements in this press release include information about Crexendo (i) expecting the Company's common stock will be traded on the OTCQX U.S quotation system; (ii) determining that the Company would be required to raise what it considered to be an unreasonable amount of capital to meet the required stockholder equity necessary in 2015 due to the Companies cumulative loss as of September 30, 2014; (iii) determining that at the current stock price of the Companies securities the dilutive effect of raising sufficient capital was neither in the best interest of stockholders or the Company; (iv) believing it was in the best interest of stockholder to not be required to raise capital for the sole purpose of maintaining compliance and that the savings that will benefit stockholders and the company outweigh the advantages of continuing as a NYSE listed company; (v) believing it will be able to reduce its costs while still maintaining an environment with appropriate financial controls and (vi) believing that these changes will allow the company to better focus on its business and reaching profitability. For a more detailed discussion of risk factors that may affect Crexendo's operations and results, please refer to the Company's Form 10-K for the year ended December 31, 2013 and Form 10-Q for the period ended March 31, 2014, June 30, 2014 and September 30, 2014. These forward-looking statements speak only as of the date on which such statements are made, and the Company undertakes no obligation to update such forward-looking statements, except as required by law.

Contact

Crexendo, Inc.
Steven G. Mihaylo
CEO
602-345-7777
Smihaylo@crexendo.com